                                                                      EXHIBIT 11
                         DREYER'S GRAND ICE CREAM, INC.

               COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE
                    (in thousands, except per share amounts)

                                                  Thirteen Weeks Ended           Twenty-Six Weeks Ended
                                             ------------------------------    ---------------------------
                                             June 25, 1994    June 26, 1993    June 25, 1994 June 26, 1993
                                             -------------    -------------    ------------- -------------
                                                      (unaudited)                       (unaudited)
PRIMARY

Net income (loss)                              $  (1,435)     $   6,875        $     147       $   8,993

Weighted average number of shares of common
     stock outstanding                            14,380         14,611           14,539          14,595
                                               ---------      ---------        ---------       ---------

Net income (loss) per share, as reported       $    (.10)     $     .47        $     .01       $     .62
                                               =========      =========        =========       =========

Weighted average number of shares of common
     stock outstanding                            14,380         14,611           14,539          14,595

Common stock equivalent--assumed exercise of
     common stock options                             86            191               89             173
                                               ---------      ---------        ---------       ---------

Weighted average number of shares of common
     stock outstanding, including common
     stock equivalents                            14,466         14,802           14,628          14,768
                                               =========      =========        =========       =========

Net income (loss) per share                    $    (.10)(1)  $     .46(1)     $     .01(1)    $     .61(1)
                                               =========      =========        =========       =========
FULLY DILUTED

Net income (loss)                              $  (1,435)     $   6,875        $     147       $   8,993

Add interest expense on convertible
     subordinated debentures issued June 1993,
     due June 2006 and amortization of related
     issuance costs, net of tax                    1,048                           2,049
                                               ---------      ---------        ---------       ---------

Adjusted net income (loss)                     $    (387)     $   6,875        $   2,196       $   8,993
                                               =========      =========        =========       =========

Weighted average number of shares of common
     stock outstanding                            14,380         14,611           14,539          14,595

Common stock equivalent--assumed exercise of
     common stock options                             86            219               89             219

Assumed conversion of debentures                   2,900                           2,900
                                               ---------      ---------        ---------       ---------

Adjusted shares                                   17,366         14,830           17,528          14,814
                                               =========      =========        =========       =========

Net income (loss) per share                    $    (.02)(2)  $     .46(1)     $     .13(2)    $     .61(1)
                                               =========      =========        =========       =========



(1) This calculation is submitted in accordance with Regulation S-K item 601
    (b) (11) although it is not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(2) This calculation is submitted in accordance with Regulation S-K item 601
    (b) (11) although it is contrary to APB Opinion No. 15 because it produces an anti-dilutive effect.